Exhibit 10.17
[Employee time-vesting award]
FORM OF
TESORO LOGISTICS LP
2011 LONG-TERM INCENTIVE PLAN
PHANTOM UNIT AGREEMENT
     Pursuant to this Phantom Unit Agreement, dated as of [_______], 2011 (the “Agreement”), Tesoro Logistics GP, LLC (the “Company”), as the general partner of Tesoro Logistics LP (the "Partnership”), hereby grants to [___________] (the “Participant”) the following award of Phantom Units (“Phantom Units”), pursuant and subject to the terms and conditions of this Agreement and the Tesoro Logistics LP 2011 Long-Term Incentive Plan (the “Plan”), the terms and conditions of which are hereby incorporated into this Agreement by reference. Each Phantom Unit shall constitute a Phantom Unit under the terms of the Plan and is hereby granted in tandem with a corresponding DER, as further detailed in Section 3 below. Except as otherwise expressly provided herein, all capitalized terms used in this Agreement, but not defined, shall have the meanings provided in the Plan.
GRANT NOTICE
     Subject to the terms and conditions of this Agreement, the principal features of this Award are as follows:
Number of Phantom Units: [________]
Grant Date: [________], 2011
Vesting of Phantom Units: One—third of the Phantom Units (rounded down to the next whole number of units, except in the case of the final vesting date) shall vest on each of the first, second and third anniversaries of the date of grant (the “Grant Date”), subject to the Participant’s continued service as an Employee, Director or Consultant. In addition, the Phantom Units shall be subject to accelerated vesting as set forth in Section 4 below.
Termination of Phantom Units: In the event of a termination of the Participant’s Service for any reason, all Phantom Units that have not vested prior to or in connection with such termination of Service shall thereupon automatically be forfeited by the Participant without further action and without payment of consideration therefor.
Payment of Phantom Units: Vested Phantom Units shall be paid to the Participant in the form of Units as set forth in Section 5 below.
DERs: Each Phantom Unit granted under this Agreement shall be issued in tandem with a corresponding DER, which shall entitle the Participant to receive payments in an amount equal to Partnership distributions in accordance with Section 3 of this Agreement.

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TERMS AND CONDITIONS OF PHANTOM UNITS
     1. Grant. The Company hereby grants to the Participant, as of the Grant Date, an award of [________] Phantom Units, subject to all of the terms and conditions contained in this Agreement and the Plan.
     2. Phantom Units. Subject to Section 4 below, each Phantom Unit that vests shall represent the right to receive payment, in accordance with Section 5 below, in the form of one Unit. Unless and until a Phantom Unit vests, the Participant will have no right to payment in respect of any such Phantom Unit. Prior to actual payment in respect of any vested Phantom Unit, such Phantom Unit will represent an unsecured obligation of the Partnership, payable (if at all) only from the general assets of the Partnership.
     3. Grant of Tandem DER. Each Phantom Unit granted hereunder is hereby granted in tandem with a corresponding DER, which DER shall remain outstanding from the Grant Date until the earlier of the payment or forfeiture of the Phantom Unit to which it corresponds. Each vested DER shall entitle the Participant to receive payments, subject to and in accordance with this Agreement, in an amount equal to any distributions made by the Partnership in respect of the Units underlying the Phantom Units to which such DER relates. The Company shall establish, with respect to each Phantom Unit, a separate DER bookkeeping account for such Phantom Unit (a “DER Account”), which shall be credited (without interest) on the applicable distribution dates with an amount equal to any distributions made by the Partnership during the period that such Phantom Unit remains outstanding with respect to the Unit underlying the Phantom Unit to which such DER relates. Upon the vesting of a Phantom Unit, the DER (and the DER Account) with respect to such vested Phantom Unit shall also become vested. Similarly, upon the forfeiture of a Phantom Unit, the DER (and the DER Account) with respect to such forfeited Phantom Unit shall also be forfeited. DERs shall not entitle the Participant to any payments relating to distributions occurring after the earlier to occur of the applicable Phantom Unit payment date or the forfeiture of the Phantom Unit underlying such DER. The DERs and any amounts that may become distributable in respect thereof shall be treated separately from the Phantom Units and the rights arising in connection therewith for purposes of Section 409A of the Code (including for purposes of the designation of time and form of payments required by Section 409A).
     4. Vesting and Termination.
     (a) Vesting. Subject to Section 4(c) below, the Phantom Units shall vest in such amounts and at such times as are set forth in the Grant Notice above.
     (b) Accelerated Vesting. Subject to Section 4(c) below, the Phantom Units shall vest in full upon the occurrence of any of the following events: (i) a termination of the Participant’s Service by the Company or the Partnership other than for Cause, (ii) a termination of the Participant’s Service by reason of the Participant’s death or Disability, (iii) a termination of the Participant’s Service by the Participant for Good Reason where the event constituting Good Reason occurs within the six-month period immediately following a Change in Control, or (iv) prior to a Change in Control, a termination of the Participant’s Service by the Company or the Partnership other than for Cause or the

Participant’s Disability, or by the Participant for Good Reason, in either case where the Participant demonstrates that such termination by the Company or the Partnership, or the action constituting Good Reason was at the request of the third party effecting a Change in Control or otherwise occurred in connection with such Change in Control.
     (c) Forfeiture. Notwithstanding the foregoing, in the event of a termination of the Participant’s Service for any reason, all Phantom Units that have not vested prior to or in connection with such termination of Service shall thereupon automatically be forfeited by the Participant without further action and without payment of consideration therefor. No portion of the Phantom Units which has not become vested at the date of the Participant’s termination of Service shall thereafter become vested.
     (d) Payment. Vested Phantom Units shall be subject to the payment provisions set forth in Section 5 below.
     (e) Definition of “Good Reason”. For purposes of this Agreement, “Good Reason” shall mean the occurrence of one or more of the following actions by the Company without the Participant’s consent: (1) a material reduction in duties and responsibilities held by the Participant prior to the Change in Control, in each case except in connection with a termination of the Participant’s Service for Cause; (2) a material reduction by the Company in the Participant’s salary or guideline (target) bonus, or (3) a material change in the geographic location at which the Participant must perform services for the Company; provided, however, that no termination of Service by the Participant shall constitute a termination for Good Reason unless and until (a) the Participant has first provided the Company with written notice specifically identifying the acts or omissions constituting the grounds for “Good Reason” within 30 days after the Participant has or should reasonably be expected to have had knowledge of the occurrence thereof, (b) the Company has not cured such acts or omissions within 30 days of its actual receipt of such notice, and (c) the effective date of the Participant’s termination for Good Reason occurs no later than 90 days after the initial existence of the facts or circumstances constituting Good Reason.
     5. Payment of Phantom Units and DERs.
     (a) Phantom Units. Unpaid, vested Phantom Units shall be paid to the Participant in the form of Units in a lump-sum as soon as reasonably practical, but not later than 45 days, following the date on which such Phantom Units vest. Payments of any Phantom Units that vest in accordance herewith shall be made to the Participant (or in the event of the Participant’s death, to the Participant’s estate) in whole Units in accordance with this Section 5.
     (b) DERs. Unpaid, vested DERs shall be paid to the Participant as follows: as soon as reasonably practical, but not later than 45 days, following the date on which a Phantom Unit and related DER vests, the Participant shall be paid an amount in cash equal to the amount then credited to the DER Account maintained with respect to such Phantom Unit.
     (c) Potential Six-Month Delay. Notwithstanding anything to the contrary in this Agreement, no amounts payable under this Agreement shall be paid to the Participant prior to the expiration of the 6-month period following his “separation from service” (within the meaning of Treasury Regulation Section 1.409A-1(h)) (a “Separation from Service”) to the extent that the Company determines that paying such amounts prior to the expiration of such 6-month period would result in a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of the applicable 6-month period (or such earlier date upon which such amounts can be paid under Section 409A of the Code without resulting in a prohibited distribution, including as a result of the Participant’s death), such amounts shall be paid to the Participant.
     6. Tax Withholding. The Company and/or its Affiliates shall have the authority and the right to deduct or withhold, or to require the Participant to remit to the Company and/or its Affiliates, an amount sufficient to satisfy all applicable federal, state and local taxes (including the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event arising in connection with the Phantom Units and the DERs. In satisfaction of the foregoing requirement, unless otherwise determined by the Committee, the Company and/or its Affiliates shall withhold Units otherwise issuable in respect of such Phantom Units having a fair market value equal to the sums required to be withheld. In the event that Units that would otherwise be issued in payment of the Phantom Units are used to satisfy such withholding obligations, the number of Units which shall be so withheld shall be limited to the number of Units which have a fair market value (which, in the case of a broker-assisted transaction, shall be determined by the Committee, consistent with applicable provisions of the Code) on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.
     7. Rights as Unit Holder. Neither the Participant nor any person claiming under or through the Participant shall have any of the rights or privileges of a holder of Units in respect of any Units that may become deliverable hereunder unless and until certificates representing such Units shall have been issued or recorded in book entry form on the records of the Partnership or its transfer agents or registrars, and delivered in certificate or book entry form to the Participant or any person claiming under or through the Participant.
     8. Non-Transferability. Neither the Phantom Units nor any right of the Participant under the Phantom Units may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant (or any permitted transferee) other than by will or the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, the Partnership or any Affiliate.
     9. Distribution of Units. Unless otherwise determined by the Committee or required by any applicable law, rule or regulation, neither the Company nor the Partnership shall deliver to the Participant certificates evidencing Units issued pursuant to this Agreement and instead such Units shall be recorded in the books of the Partnership (or, as applicable, its transfer agent or equity plan administrator). All certificates for Units issued pursuant to this Agreement and all Units issued pursuant to book entry procedures hereunder shall be subject to such stop transfer orders and other restrictions as the Company may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities Exchange Commission, any stock exchange upon which such Units are then listed, and any applicable federal or state laws, and the Company may cause a legend or legends to be inscribed on any such certificates or book entry to make appropriate reference to such restrictions. In addition to the terms and conditions provided herein, the Company may require that the Participant make such covenants, agreements, and representations as the Company, in its sole discretion, deems advisable in order to comply with any such laws, regulations, or requirements. No fractional Units shall be issued or delivered pursuant to the Phantom Units and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated.
     10. Partnership Agreement. Units issued upon payment of the Phantom Units shall be subject to the terms of the Plan and the terms of the Partnership Agreement. Upon the issuance of Units to the Participant, the Participant shall, automatically and without further action on his or her part, (i) be admitted to the Partnership as a Limited Partner (as defined in the Partnership Agreement) with respect to the Units, and (ii) become bound, and be deemed to have agreed to be bound, by the terms of the Partnership Agreement.
     11. No Effect on Service. Nothing in this Agreement or in the Plan shall be construed as giving the Participant the right to be retained in the employ or service of the Company or any Affiliate. Furthermore, the Company and its Affiliates may at any time dismiss the Participant from employment or consulting free from any liability or any claim under the Plan or this Agreement, unless otherwise expressly provided in the Plan, this Agreement or other written agreement.
     12. Severablility. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Agreement, such provision shall be stricken as to such jurisdiction, and the remainder of this Agreement shall remain in full force and effect.
     13. Tax Consultation. None of the Board, the Committee, the Company nor the Partnership has made any warranty or representation to Participant with respect to the income tax consequences of the issuance of the Phantom Units, the DERs, the Units or the transactions contemplated by this Agreement, and Participant represents that he is in no manner relying on such entities or their representatives for tax advice or an assessment of such tax consequences. The Participant understands that the Participant may suffer adverse tax consequences in connection with the Phantom Units and DERs granted pursuant to this Agreement. The Participant represents that the Participant has consulted with any tax consultants that the Participant deems advisable in connection with the Phantom Units and DERs.
     14. Amendments, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. Except as provided in the preceding sentence, this Agreement cannot be modified, altered or amended, except by an agreement, in writing, signed by both the Partnership and the Participant.
     15. Lock-Up Agreement. The Participant shall agree, if so requested by the Company or the Partnership and any underwriter in connection with any public offering of securities of the Partnership or any Affiliate, not to directly or indirectly offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise dispose of or transfer any Units held by him or her for such period, not to exceed one hundred eighty (180) days following the effective date of the relevant registration statement filed under the Securities Act in connection with such public offering, as such underwriter shall specify reasonably and in good faith. The Company or the Partnership may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period. Notwithstanding the foregoing, the 180-day period may be extended for up to such number of additional days as is deemed necessary by such underwriter or the Company or Partnership to continue coverage by research analysts in accordance with FINRA Rule 2711 or any successor rule.
     16. Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and all applicable state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Phantom Units and DERs are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
     17. Code Section 409A. None of the Phantom Units, the DERs or any amounts paid pursuant to this Agreement are intended to constitute or provide for a deferral of compensation that is subject to Section 409A of the Code. Nevertheless, to the extent that the Committee determines that the Phantom Units or DERs may not be exempt from (or compliant with) Section 409A of the Code, the Committee may (but shall not be required to) amend this Agreement in a manner intended to comply with the requirements of Section 409A of the Code or an exemption therefrom (including amendments with retroactive effect), or take any other actions as it deems necessary or appropriate to (a) exempt the Phantom Units or DERs from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Phantom Units or DERs, or (b) comply with the requirements of Section 409A of the Code. To the extent applicable, this Agreement shall be interpreted in accordance with the provisions of Section 409A of the Code. Notwithstanding anything in this Agreement to the contrary, to the extent that any payment or benefit hereunder constitutes non-exempt “nonqualified deferred compensation” for purposes of Section 409A of the Code, and such payment or benefit would otherwise be payable or distributable hereunder by reason of the Participant’s termination of Service, all references to the Participant’s termination of Service shall be construed to mean a Separation from Service, and the Participant shall not be considered to have a termination of Service unless such termination constitutes a Separation from Service with respect to the Participant.

     18. Adjustments; Clawback. The Participant acknowledges that the Phantom Units are subject to modification and termination in certain events as provided in this Agreement and Section 7 of the Plan. The Participant further acknowledges that the Phantom Units, DERs and Units issuable hereunder are subject to clawback as provided in this Section 8(o) of the Plan.
     19. Successors and Assigns. The Company or the Partnership may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company and the Partnership. Subject to the restrictions on transfer contained herein, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.
     20. Governing Law. The validity, construction, and effect of this Agreement and any rules and regulations relating to this Agreement shall be determined in accordance with the laws of the State of Delaware without regard to its conflicts of laws principles.
     21. Headings. Headings are given to the sections and subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision hereof.
[Signature page follows]

     The Participant’s signature below indicates the Participant’s agreement with and understanding that this award is subject to all of the terms and conditions contained in the Plan and in this Agreement, and that, in the event that there are any inconsistencies between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall control. The Participant further acknowledges that the Participant has read and understands the Plan and this Agreement, which contains the specific terms and conditions of this grant of Phantom Units. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement.

TESORO LOGISTICS GP, LLC, a Delaware limited liability company

By:	Tesoro Corporation
Its:	Sole Member

By:
Name:
Title:

TESORO LOGISTICS LP, a Delaware limited partnership

By:	Tesoro Logistics GP, LLC
Its:	General Partner

By:
Name:
Title:

PARTICIPANT

[Name]

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